Exhibit 10.17

COMPROMISE AGREEMENT

between

(1) BEN SHERMAN LIMITED

and

(2) MILES GRAY

TABLE OF CONTENTS

Clause		Page No.

1	DEFINITIONS	3

2	TERMINATION OF THE CONTRACT	4

3	TERMINATION OF DIRECTORSHIP	5

4	COMPLAINTS	5

5	COMPENSATION	6

6	TERMINATION PAYMENT	6

7	PROCEEDINGS	7

8	COMPANY PROPERTY	7

9	STATUTORY REQUIREMENTS	8

10	CONFIDENTIALITY	9

11	STATEMENTS	9

12	RESTRICTIONS	10

13	INDEPENDENT ADVICE	10

14	LEGAL FEES	10

15	DECLARATION	10

17	CONTRACT OF EMPLOYMENT	12

18	WITHOUT PREJUDICE AND SUBJECT TO CONTRACT	13

19	ENTIRE AGREEMENT	13

20	VARIATION	13

21	SEVERABILITY	13

22	COUNTERPARTS	14

23	THIRD PARTY RIGHTS	14

24	GOVERNING LAW AND JURISDICTION	14

25	EFFECTIVE DATE	14

SCHEDULE - LETTER OF RESIGNATION OF OFFICE, TRUSTEESHIP OR OTHER POSITION		15

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

COMPROMISE AGREEMENT and DISCHARGE OF ALL CLAIMS

THIS COMPROMISE AGREEMENT is made effective on 30 January 2010

Entered into by and between

(1)              BEN SHERMAN LIMITED, a company incorporated under the Companies Acts (Registered No: 3998077) and having its registered office at 2 Eyre Street Hill, Clerkenwell, London EC1R 5ET (the “Company”);

and

(3)              MILES GRAY, whose home address is Merrywind, Stevens Lane, Claygate, Surrey KT10 0TJ (the “Employee”).

BACKGROUND

(A)          The Employee is employed by the Company as Chief Executive under a contract dated 22 August 2000.

(B)           The Employee’s employment with the Company shall terminate on the Termination Date (as defined below).

(C)           The parties have entered into this agreement to record and implement the terms on which they have agreed to settle any claims which the Employee has or may have in connection with his employment or its termination or otherwise against any Associated Company (as defined below) or  their officers or employees whether or not those claims are, or could be, in the contemplation of the parties at the time of signing this agreement, and including, in particular, any statutory complaints which the Employee has raised.

(D)          The parties intend this agreement to be an effective waiver of any such claims and to satisfy the conditions relating to compromise agreements in the relevant legislation.

(E)           The Company enters into this agreement for itself and as agent and trustee for all and any Associated Company and it is authorised to do so. It is the parties’ intention that each Associated Company should be able to enforce any rights it has under this agreement, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999.

IT IS AGREED as follows:

1.                DEFINITIONS

1.1              In this Agreement the following words and expressions shall bear the meanings set out below:

“Advisor”	Jeremy V. Fitzgibbon of Horsey Lightly, Devon House, 12 / 15 Dartmouth Street, Queen Anne’s Gate, London SW1H 9BL UK

“Agreement”	means this agreement (including any schedule or annexure to it and any document in agreed form).

“Associated Company”

means a company which is a subsidiary or a holding company (as those expressions are defined by Section 736 of the Companies Act 1985 and by Section 1159 of the Companies Act 2006 (as applicable at the date of this Agreement)) of the Company or a subsidiary (other than the Company) of a holding company of the Company. For the avoidance of doubt, “Associated Company” includes Ben Sherman Group Limited.

“Ben Sherman Group Limited”	means Ben Sherman Group Limited, a company incorporated and registered in Northern Ireland with company number NI 27287 having its registered office at 20 Portadown Road, Lurgan, Co. Armagh BT66 8RE.

“Capacity”	means capacity as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.

“Contract of Employment”	means the contract of employment between the Employee and the Company dated 22 August 2000.

“Pre-Contractual Statement”

means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the Employee’s employment under this agreement other than as expressly set out in this Agreement or any documents referred to in it.

“Termination Date”	means 30 January 2010.

“Termination Payment”	means FOUR HUNDRED AND FIFTY TWO THOUSAND ONE

HUNDRED AND SIXTY EIGHT POUNDS (£452,168.00) Sterling.

1.2              Headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

1.3              A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4              A reference to one gender includes a reference to the other gender.

1.5              The schedules to this Agreement form part of and are incorporated into this Agreement.

2.                TERMINATION OF THE CONTRACT

2.1              The Employee’s employment will terminate on the Termination Date.

2.2              The Company shall:

2.2.1           pay the Employee salary up to the Termination Date in the usual way;

2.2.2           continue to provide any benefits to the Employee in the usual way up to the Termination Date;

2.2.3           reimburse the Employee for all business expenses properly incurred by the Employee up to the Termination Date provided that the Employee submits the expenses claim and valid receipts by the Termination Date and complies with the Company’s rules and procedures in relation to expenses; and

2.2.4           make a payment in lieu of holiday entitlement that has accrued but has not been used prior to the Termination Date.

2.3              Pending the termination of his employment the Employee shall continue to attend work and to perform the normal duties of his job and he shall continue to be bound by all the express and implied obligations of his employment.  After the termination of his employment, the Employee shall be entitled to attend the Employer’s office at 2 Eyre Street Hill, Clerkenwell, London EC1R 5ET at his convenience until 28 February 2010 to conclude any outstanding business affairs and to effect a smooth handover of his responsibilities but shall be under no obligation to do so and accordingly shall not receive any remuneration for doing so.

2.4              The Employee confirms that, except as provided in this Agreement, there are no other sums or benefits due to the Employee by the Company any and all Associated Companies or any trustee of any scheme established by any of them whether under the Employee’s contract of employment or under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by the Company or any Associated Company in which he may have participated.

3.                TERMINATION OF DIRECTORSHIP

3.1              The Employee shall promptly resign from any office, trusteeship or other position he holds in or on behalf of the Company or any Associated Company by hand delivering the letter set out in the Schedule.  The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name in order to give the Company (or its nominee) the full benefit of the provisions of this clause.

3.2              The Employee and the Company agree that clause 3.1 is a condition precedent as to payment of any sums under the terms of this Agreement.

4.                COMPLAINTS

The Employee has intimated that the Employee has the following claims against the Company arising from the termination of the Employee’s employment:-

•                 a claim under section 94 of the Employment Rights Act 1996 for constructive and unfair dismissal

•                 a claim for breach of contract;

•                 a claim for wrongful dismissal;

•                 a claim for direct or indirect discrimination, harassment or victimisation on the grounds of age, under regulation 36 of the Employment Equality (Age) Regulations 2006; and

•                 a claim in relation to the duty to consider working beyond retirement, under paragraphs 11 and 12 of Schedule 6 to the Employment Equality (Age) Regulations 2006.

(the “Particular Claims”).

5.                COMPENSATION

Without admission of liability by the Company the Employee accepts the Termination Payment in full and final settlement of (a) the Particular Claims, and (b) all and any claims, present, future or contingent, competent to the Employee against the Company and/or any Associated Company and any current or former director, officer, employee, consultant and agent of the Company and/or any Associated Company arising from the Employee’s employment and/or the termination of the Employee’s employment with the Company or any Associated Company.  Without prejudice to the foregoing generality, this settlement applies to all claims (whether under statute, common law, European law or otherwise) including damages, breach of any contract with the Company, pension or pension rights howsoever arising (other than accrued pension rights), redundancy pay, compensation for unfair dismissal, unlawful deduction of wages, loss of office or employment or otherwise.

6.                TERMINATION PAYMENT

6.1              Subject to the Employee fulfilling his obligations under this Agreement, the Company (or an Associated Company) will pay the Termination Payment, after making the deductions specified in Clause 6.2, to the Employee by the later of (i) 14 calendar days after the Termination Date, and (ii) 14 calendar days after the date this Agreement and the attached solicitor’s certificate is received, duly signed and witnessed, by the Company or its legal representatives.  Payment will be made to the Employee after receipt of his tax form P45, which shall be issued and delivered to the Employee without delay and in any event within 7 calendar days of the Termination Date.  The Company and the Employee agree that the parties will execute two copies of the Agreement and will each retain one copy of the executed Agreement.

6.2              It is acknowledged and agreed that income tax and National Insurance contributions shall be deducted by the Company from the Termination Payment and remitted to HM Revenue and Customs.

6.3              The Employee agrees that the Employee will at all times remain liable for any further income tax or any employee National Insurance contributions due on the Termination Payment and the Employee shall indemnify and keep indemnified the Company on demand against such income tax and employee National Insurance contributions (including, without limitation, any interest, penalties or fines in connection therewith).  The Company agrees to promptly notify the Employee of any claim for income tax or national insurance and shall provide the Employee with reasonable assistance (including if required the provision of any relevant documentation) in order to enable the Employee to dispute any claim for income tax.  The Company further undertakes not to make any payment of income tax or national insurance without first allowing the Employee a reasonable opportunity at his own expense to dispute any such claim with the relevant tax authority (provided that nothing in this clause shall prevent the Company from complying with its legal obligation with regard to HM Revenue & Customs and/or other competent body).

7.                PROCEEDINGS

The Employee renounces all right, title and interest and undertakes not to present a complaint to, or to institute or continue any proceedings before, a Court or Employment Tribunal seeking re-instatement, re-engagement, specific performance, declaration, damages, compensation or other statutory or common law remedy in connection with the Employee’s contract of employment with the Company or its termination and, in particular but without limitation, in respect of (i) a claim for wrongful dismissal or other breach of contract, (ii) a claim for unfair dismissal, (iii) a claim for redundancy pay, (iv) a claim in terms of the Sex Discrimination Act 1975, (v) a claim in terms of the Race Relations Act 1976, (vi) a claim in terms of the Disability Discrimination Act 1995, (vii) a claim in terms of the Employment Rights Act 1996, (viii) a claim in terms of the Trade Union and Labour Relations (Consolidation) Act 1992, (ix) a claim in terms of the Working Time Regulations 1998, (x) a claim in terms of the National Minimum Wage Act 1998, (xi) a claim in terms of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, (xii) a claim in terms of the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, (xiii) a claim in terms of the Equal Pay Act 1970, (xiv) a claim in terms of Part VII of the Transnational Information and Consultation of the Employees Regulations 1999, (xv) a claim in terms of the Employment Equality (Sexual Orientation) Regulations 2003, (xvi) a claim in terms of the Employment Equality (Religion or Belief) Regulations 2003, (xvii) a claim in terms of the Employment Equality (Age) Regulations 2006, (xviii) a claim in terms of the Data Protection Act 1998, and (xix) a claim in terms of the Protection from Harassment Act 1997, whether contemplated or not, and whether in existence at the date of this Agreement or not.

8.                COMPANY PROPERTY

8.1              The Employee agrees that all documents, records, computer equipment and software, keys, credit, debit and charge cards, security and access passes or other property of the Company shall be returned to the Company on or before the Termination Date and that no copies shall be retained by the Employee (provided that Employee shall be entitled to retain such business property of the Company until 28 February 2010 necessary to allow Employee to conclude any outstanding business affairs and to effect a smooth handover of his responsibilities).  Notwithstanding the foregoing, the Employee shall be entitled from the Termination Date to retain as his own property and entirely at his own cost and risk with no contribution or liability to cost or risk whatsoever in any way from the Company from the Termination Date his Company laptop computer (Lenovo Thinkpad x300, Ben Sherman Asset Number 006066, SN# R8-PYAWL) and Company blackberry (Blackberry 9000 Bold, IMEI Serial # 351846035224329).

8.2              The Employee will delete immediately and in any event will confirm that he has deleted by the Termination Date, from the hard disk drive of any personal computer or laptop computer or other electronic device, for example but not limited to a blackberry, used by the Employee (except computers in the Company’s ownership, possession or control) all documents and information belonging to, obtained from, or prepared for the Company or any of its customers or clients.

8.3              The Employee shall, if requested to do so by the Company provide a signed statement that he has complied fully with his obligations under clause 8.1 and 8.2 and shall provide it with such reasonable evidence of compliance as may be requested.

9.                STATUTORY REQUIREMENTS

The Employee acknowledges that the conditions relating to compromise agreements under section 77(4A) of the Sex Discrimination Act 1975 (in relation to claims under that Act and the Equal Pay Act 1970), section 72(4A) of the Race Relations Act 1976, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, paragraph 2 of schedule 3A of the Disability Discrimination Act 1995, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, paragraph 2(2) of schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, paragraph 2(2) of schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 12 of the schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and paragraph 2(2) of schedule 5 of the Employment Equality (Age) Regulations 2006 are intended to be and have been satisfied.

10.                                          CONFIDENTIALITY

10.1                                    The Employee and the Company agree to keep the fact of, negotiation and terms of this Agreement and the circumstances giving rise to the termination of the Employee’s employment with the Company confidential and not to disclose (or through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure) to any third party other than professional advisors and in the case of the Employee his partner, or as required by law, save that he may disclose to any prospective employer that his employment with the Company terminated by reason of his retirement.

10.2                                    The Employee undertakes to advise his partner or any professional advisor that the fact of, negotiation and terms of this Agreement and the circumstances giving rise to the termination of the Employee’s employment with the Company are confidential and must not be disclosed to any other party.  Further, the Employee agrees that in the event that he becomes aware of any breach of confidentiality by them, or is so notified of any such breach by the Company, he will use his best endeavours to prevent any further breach and inform the Company in writing of the action he has taken in this regard.

10.3                                    For the purpose of this clause 10, “Confidential Information” means confidential and/or commercial information in whatever form (including without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, products, services, technical data, know-how, affairs (including private affairs) and finances of the Company, any Associated Company or any of its current or former employees, directors, consultants, suppliers, clients, customers, business contacts, agents, distributors, shareholders or management, not in the public domain (other than through the Employee’s unauthorised disclosure).

10.4                                    The Employee shall not at any time disclose to any person or use for the Employee’s own purpose or through lack of diligence cause the unauthorised disclosure of any Confidential Information except as authorised or required by law.

11.                                          STATEMENTS

11.1                                    The Employee agrees and undertakes that the Employee will not make any comments or statements of any nature that are derogatory to or disparaging of, or have the effect of lowering the reputation of the Company or any Associated Company or any of its or their current or former directors, officers, employees, consultants or agents and/or from taking part in any conduct which may bring into disrepute the Company, any Associated Company or any of their current or former directors, officers, employees, consultants or agents.

11.2                                    The Company agrees and undertakes that it will use its reasonable endeavours not to make any comments or statements of any nature that are derogatory or disparaging of the Employee.

12.                                          RESTRICTIONS

The Employee hereby agrees that the Employee shall not after the Termination Date wrongfully be represented as being employed by the Company or any Associated Company.

13.                                          INDEPENDENT ADVICE

13.1                                    The Employee declares and acknowledges that, before signing this Agreement, the Employee has received advice from the Advisor as to the terms and effect of this Agreement and, in particular, as to its effect on the Employee’s ability to pursue the Employee’s rights before an Employment Tribunal.

13.2                                    The Employee has been advised by the Advisor that a contract of insurance or a professional indemnity covering the risk of a claim in relation to such advice is and will remain for the foreseeable future in force.

13.3                                    The Employee understands and agrees that the Advisor is not employed by or acting in this matter for the Company or an Associated Company.

13.4                                    By signing the certificate annexed to this Agreement, the Advisor warrants that the statements set out in Clauses 13.1, 13.2, and 13.3 and in the certificate are true.

14.                                          LEGAL FEES

The Company will pay up to £1,000.00 plus VAT towards the reasonable legal fees (including disbursements) incurred by the Employee in connection with this Agreement.  This contribution will be paid upon receipt of an appropriate invoice from the Employee’s legal advisors addressed to the Employee but marked as payable by the Company.

15.                                          DECLARATION

The Employee declares and acknowledges that:-

15.1                                    The Employee has read carefully and understands fully all of the provisions of this Agreement;

15.2                                    The Employee is, through this Agreement, releasing the Company and/or any Associated Company, current or former director, officer, employee  consultant and agent of the Company and any Associated Company from all and any claims, present, future or contingent, that the Employee may have against it and them;

15.3                                    The Termination Payment includes any statutory compensation to which the Employee may be entitled and that it would not be just and equitable for the Employee to receive any further compensation; and

15.4                                    The Employee knowingly and voluntarily agrees to all of the terms set forth in this Agreement and intends to be legally bound by them.

16.                                          WARRANTIES

16.1                                    In signing this Agreement the Employee is representing and warranting that:

16.1.1                            he has instructed the Advisor to advise him whether he may have any claims against the Company and/or any Associated Company, current or former director, officer, employee, consultant and agent of the Company and any Associated Company arising out of or in connection with his employment and/or its termination;

16.1.2                            he has made a full and honest disclosure to the Advisor with all the information that is in his possession which the Advisor requires to advise him whether he has or may have any such claims with the express intention that all such claims be compromised fully and effectively;

16.1.3                            his Advisor has advised him that on the basis of the information available to the Advisor he has no other claims against the Company and/or any Associated Company, current or former director, officer, employee, consultant and agent of the Company and any Associated Company;

16.1.4                            he has not withheld or failed to disclose any material fact concerning the discharge of his duties to the Company and any Associated Company or any breach of any material term (express or implied) of his contract of employment;

16.1.5                            throughout his employment with the Company and any Associated Company he has acted in their best interests and has not knowingly committed any breach of duty of any kind owed to the Company or any Associated Company;

16.1.6                            there are no facts or circumstances of which the Employee is aware or of which the Employee ought reasonably to be aware at the date of this agreement which would amount to a repudiatory breach by the Employee of any express or implied term of the

Employee’s contract of employment which would have entitled the Company to terminate the Employee’s employment without notice or pay in lieu of notice and any payments or benefits pursuant to this Agreement are subject to and conditional upon this being so;

16.1.7                            he agrees to make himself available to, and to cooperate with the Company or its advisers in any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings (provided that, the Company will reimburse the Employee for any reasonable, out-of-pocket expenses incurred by the Employee in connection with making himself available to and/or cooperating with the Company in such proceeding on behalf of the Company).  The Employee acknowledges that this could involve, but is not limited to, responding to or defending any regulatory or legal process, providing information in relation to such process, preparing witness statements and giving evidence in person or on behalf of the Company;

16.1.8                            he acknowledges that he is not entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by the Company or any Associated Company in which he may have participated.

16.1.9                            he will not submit any grievances to the Company or any Associated Company in relation to any fact or matter of which he is aware at the date of this Agreement relating to his employment and/or the termination of his employment and that he will not make a subject access request to the Company or any Associated Company.

16.2                                    The Employee acknowledges that the Company acted in reliance on these warranties when entering into this Agreement.

16.3                                    The Company reserves the right to take legal action (including injunctive proceedings if required) to enforce these warranties.

17.                                          CONTRACT OF EMPLOYMENT

The Employee and the Company agree that the provisions of clause 13 (Confidentiality), 14 (Inventions) and 16 (Restrictive Covenants) of the Contract of Employment will remain in full force and effect notwithstanding the termination of the Employee’s employment with the Company.

18.                                          WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

This Agreement is without prejudice and subject to contract until it is dated and signed by all of the parties and the Company has received the signed Advisor’s certificate annexed to this Agreement, at which point it shall be treated as an open document evidencing an agreement binding on the parties (notwithstanding that it may still be labelled or headed “Without Prejudice” and/or “Subject to Contract”).

19.                                          ENTIRE AGREEMENT

19.1                                    The Agreement is made without any admission of liability whatsoever by the Company.

19.2                                    Each party on behalf of itself and acknowledges and agrees with the other party that:

19.2.1                            this agreement together with any documents referred to in it constitutes the entire agreement and understanding between the Employee and the Company and supersedes any previous agreement between them relating to his employment by the Company or any Associated Company;

19.2.2                            in entering into this agreement neither the Employee nor the Company has relied on any Pre-Contractual Statement; and

19.2.3                            the only remedy available to it for breach of this agreement shall be for breach of contract under the terms of this agreement and it shall have no right of action against any other party in respect of any Pre-Contractual Statement.

19.3                                    Nothing in this agreement shall, however, operate to limit or exclude any liability for fraud.

20.                                          VARIATION

No variation of this agreement or of any of the documents referred to in it shall be valid unless it is in writing and signed by or on behalf of each of the parties.

21.                                          SEVERABILITY

The unenforceability of any provision of this Agreement shall not affect the enforceability of all remaining provisions.  It is agreed that each obligation under this Agreement is separate and severable and any such unenforceable provision shall not be deemed to be part of this Agreement.

22.                                          COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

23.                                          THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall apply to this agreement in relation to any and all Associated Companies and no person other than the Employee, the Company and any and all Associated Companies shall have any rights under it.  The terms of this agreement may be varied, amended or modified or this agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this agreement may be rescinded (in each case), without the consent of any third party.

24.                                          GOVERNING LAW AND JURISDICTION

24.1                                    This agreement and any dispute arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the laws of England and Wales.

24.2                                    Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this agreement.

25.                                          EFFECTIVE DATE

This Agreement will come into effect on the date of the last party’s signature.

SCHEDULE

LETTER OF RESIGNATION OF OFFICE, TRUSTEESHIP OR OTHER POSITION

BY HAND DELIVERY

[FULL NAME OF ENTITY]

[ADDRESS OF RELEVANT ENTITY]

Date [INSERT DATE]

Dear Sirs

[FULL NAME OF ENTITY] (the “Company”)

I hereby resign from my office as a [director][trustee][OTHER POSITION] of the Company with immediate effect and acknowledge and confirm that I have no claim or right of action of any kind outstanding for compensation or otherwise against the Company or any of its officers or employees in respect of the termination of my office or otherwise.  To the extent that any such claim exists or may exist, I irrevocably waive such claim and release the Company, its officers and employees from any liability in respect thereof.

Yours faithfully

SIGNED and DELIVERED as a DEED by MILES GRAY

[SIGNATURE]

in the presence of [NAME OF WITNESS]

[SIGNATURE]

Executed and Delivered as a Deed by
MILES GRAY
in the presence of:	Signature of Employee

Witness:
(Signature)

Name:
(Please print)
Address:

Executed and Delivered as a Deed by
BEN SHERMAN LIMITED
acting by:	Director

and

Director

SOLICITOR’S CERTIFICATE

I hereby certify as follows:-

1.                                                I am a solicitor holding a current practising certificate.

2.                                                Before Miles Gray (the “Employee”) signed the Compromise Agreement to which this certificate is annexed, I provided independent advice to the Employee on the terms and effect of the Compromise Agreement with Ben Sherman Limited (the “Company”) and in particular its effect on the Employee’s ability to pursue the Employee’s rights before an Employment Tribunal.

3.                                                I am not employed by and not acting (and have not acted) in relation to this matter for the Company or any Associated Company.

4.                                                When I gave the advice referred to above, there was in force a policy of insurance or an indemnity provided for members of a profession covering the Employee in respect of loss arising in consequence of the advice I have given.

5.                                                I also warrant that the statements made in Clauses 13.1, 13.2 and 13.3 of the Agreement are true.

Signed	Dated

Name of Solicitor:
Firm:
Address: